Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 7 dated as of June 3, 2009 (this “Amendment”), among US ONCOLOGY HOLDINGS, INC. (“Holdings”), US ONCOLOGY, INC. (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

A. Pursuant to the Credit Agreement dated as of August 20, 2004, as amended as of March 17, 2005, November 15, 2005, July 10, 2006, December 21, 2006, March 1, 2007, and November 30, 2007 (the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent, and Citicorp North America, Inc., as Documentation Agent, the Lenders and the Issuing Banks (such terms and each other capitalized term used but not defined herein having the meaning assigned to each such term in the Credit Agreement (as amended hereby)) have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

C. The undersigned Lenders are willing so to amend the Credit Agreement, pursuant to the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) by inserting the following definitions in the appropriate alphabetical order:

“Amendment No. 7 Effective Date” has the meaning given it in Section 11 of Amendment No. 7 to this Agreement, dated as of June 3, 2009.

“Intercreditor Agreement” means the agreement to be entered into by the Collateral Agent, Wilmington Trust, FSB, as trustee for the holders of the Senior Secured Notes, and LaSalle Bank National Association, as trustee for the holders of the Senior Notes, and the Loan Parties.

“Senior Secured Notes” means the Senior Secured Notes due 2017, to be initially issued by the Borrower no later than 30 days after the Amendment No. 7 Effective Date, in an aggregate principal amount not less than $465,000,000, and the Indebtedness represented thereby.

“Senior Secured Notes Documents” means the indenture in respect of the Senior Secured Notes and all other instruments, agreements and other documents evidencing or governing the Senior Secured Notes.

(b) by amending the definition of the term “Applicable Rate” by inserting the following paragraph at the end thereof:

“Notwithstanding anything else in this definition of Applicable Rate, on and after the Amendment No. 7 Effective Date, the Applicable Rate, for any day, shall be (a) with respect to any ABR Loan that is a Revolving Loan, 3.50%, (b) with respect to any Eurodollar Loan that is a Revolving Loan, 4.50%, and (c) with respect to the commitment fees payable hereunder in respect of the Revolving Commitments, 0.75%.”

(c) by (i) replacing the “and” with a comma at the end of clause (I) of clause (ix) of the definition of “Consolidated EBITDA” and (ii) inserting the words “and (K) any non-recurring fees, cash charges and cash expenses, incurred in connection with the issuance of the Senior Secured Notes” at the end of clause (J) of clause (ix) thereof;

(d) by inserting the words “Senior Secured Notes Documents,” after the words “Notes Documents,” in clause (e) of the definition of the term “Change in Control”;

(e) by inserting the words “, the Intercreditor Agreement” after the words “the Collateral Agreement” in the definition of the term “Loan Documents”; and

(f) by inserting the words “the Senior Secured Notes,” after the words “Article III,” in clause (g) of the definition of the term “Transactions”.

SECTION 2. Amendment to Section 3.16. Section 3.16 of the Credit Agreement is hereby amended by (a) replacing the word “and” at the end of clause (b) with a comma and (b) inserting “and (d) Senior Debt under and as defined in the Senior Secured Notes Documents” at the end thereof.

SECTION 3. Amendments to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended as follows:

(a) by inserting the words “Senior Secured Notes,” after the words “Senior Notes,” in clause (D) of the proviso to clause (vii) thereof;

(b) by inserting the words “, Senior Secured Notes” after each appearance of the words “Senior Notes” in clause (B) of the proviso to clause (xiv) thereof; and

(c) by (i) deleting the “and” at the end of clause (xx), (ii) replacing the period at the end of clause (xxi) with “; and” and (iii) inserting the following new clause (xxii) in the proper numerical order:

“(xxii) the Senior Secured Notes, provided that, promptly following any issuance of the Senior Secured Notes, all the Net Proceeds thereof are applied (A) first, to prepay Tranche B Term Loans and Tranche C Term Loans, and (B) second, after all Tranche B Term Loans and Tranche C Term Loans have been paid in full, to prepay, redeem, defease, repurchase or otherwise retire Senior Notes.”

SECTION 4. Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (x), (b) replacing the period at the end of clause (xi) with “; and” and (c) inserting the following new clause (xii) in the proper numerical order:

“(xii) Liens on the Collateral securing the obligations under the Senior Notes and the Senior Secured Notes, provided that such Liens are subordinated to the Liens securing the Obligations, all on the terms set forth in the Intercreditor Agreement.”

SECTION 5. Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended by inserting the words “Senior Secured Notes,” after the words “Existing Subordinated Notes,” in clause (A) of the proviso to clause (vi) thereof.

SECTION 6. Amendments to Section 6.08. Section 6.08(b) of the Credit Agreement is hereby amended as follows:

(a) by inserting the words “Senior Secured Notes,” after the words “Senior Notes,” in clause (vi) thereof; and

(b) (i) deleting the “and” at the end of clause (vii), (ii) replacing the period at the end of clause (viii) with “; and” and (iii) inserting the following new clause (ix) in the proper numerical order:

“(ix) the prepayment, redemption, defeasance, repurchase or other retirement of all or any portion of the Senior Notes with (A) the Net Proceeds of the Senior Secured Notes, (B) the Net Proceeds of Revolving Loans directly incurred for the concurrent use thereof, provided that the aggregate principal amount of Senior Notes so prepaid, redeemed, defeased, repurchased or otherwise retired pursuant to this clause (B) shall not exceed $25,000,000, or (C) so long as no Default shall have occurred and be continuing or would result therefrom, cash from any source, provided that the aggregate principal amount of Senior Notes so prepaid, redeemed, defeased, repurchased or otherwise retired pursuant to this clause (C) shall not exceed $100,000,000.”

SECTION 7. Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended by inserting the words “Senior Secured Notes Document,” after the words “Senior Notes Document,” in clause (i) of the proviso thereof.

SECTION 8. Amendment to Section 6.11. Section 6.11 of the Credit Agreement is hereby amended by replacing the words “any Senior Note Document, any Senior Subordinated Note Document” with the words “any Senior Secured Notes Document, any Senior Notes Document, any Senior Subordinated Notes Document” in clause (a) thereof.

SECTION 9. Waiver of Event of Default. The Lenders party hereto hereby waive any Event of Default resulting solely from the issuance of the Senior Secured Notes (as such term is defined in Section 1 hereof) only to the extent that such issuance would have been permitted if this Amendment had been effective at the time of such issuance.

SECTION 10. Representations and Warranties. Holdings and the Borrower represent and warrant to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable against Holdings and the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the Amendment No. 7 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct (or true and correct in all material respects, as the case may be) as of such earlier date).

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 11. Conditions to Effectiveness; Amendment. This Amendment shall become effective on the date on which the following conditions have been met (the “Amendment No. 7 Effective Date”):

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders.

(b) The representations and warranties set forth in Section 10 hereof are true and correct (as set forth on an officer’s certificate delivered to the Administrative Agent) as of the Amendment No. 7 Effective Date.

(c) All fees and, to the extent invoiced prior to the date hereof, expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment or the Credit Agreement shall have been paid or reimbursed, as applicable.

(d) The Required Lenders shall have received and approved (such approval not to be unreasonably withheld) executed and effective versions of the Intercreditor Agreement and the Senior Secured Notes Documents (as such term is defined in Section 1 hereof), in each case on terms substantially as set forth in the Offering Memorandum for the Senior Notes (as such term is defined in Section 1 hereof) dated as of June 3, 2009, and as otherwise reasonably satisfactory to the Required Lenders.

(e) The Senior Secured Notes shall have been issued in an aggregate principal amount not less than $465,000,000.

SECTION 12. Waivers; Amendments. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the requisite Lenders under Section 9.02 of the Credit Agreement.

SECTION 13. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Issuing Bank, Holdings, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan

Document in similar or different circumstances. After the date this Amendment becomes effective, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 14. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 16. Expenses. The Borrower agrees to reimburse the Administrative Agent, the Syndication Agent and the Documentation Agent for out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 17. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 18. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be duly executed by their respective authorized officers as of the day and year first written above.

US ONCOLOGY HOLDINGS, INC., as Holdings,

By
Name:
Title:

US ONCOLOGY, INC., as the Borrower,

By
Name:
Title:

JPMORGAN CHASE BANK N.A., individually and as Administrative Agent,

By
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 7 AMONG US ONCOLOGY HOLDINGS, INC., US ONCOLOGY, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT.

NAME OF INSTITUTION:

by
Name:
Title: